UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2020

Magellan Midstream Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma 74172
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (918) 574-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Units	MMP	New York Stock Exchange

Item 8.01.    Other Events.

The terms “we”, “us”, “our” and similar language included in this Current Report on Form 8-K refers to Magellan Midstream Partners, L.P., together with its subsidiaries. During first quarter 2020, we completed a reorganization of our reporting segments. This reorganization was effected to reflect changes in the management of our business in conjunction with the sale of three of our marine terminals.
Accordingly, effective March 1, 2020, we redesigned our internal management reports to correspond to this new organizational structure, resulting in changes to our reporting segments. Our new reporting segments are as follows:

•	Refined products; and

•	Crude oil.

A summary of each of our current reporting segments follows:

•
Our refined products segment is comprised of our approximately 9,800-mile refined products pipeline system with 53 connected terminals, as well as 25 independent terminals not connected to our pipeline system and five marine terminals (one of which is owned through a joint venture).

•
Our crude oil segment is comprised of approximately 2,200 miles of crude oil pipelines, a condensate splitter and 37 million barrels of aggregate storage capacity, of which approximately 25 million barrels are used for contract storage. Approximately 1,000 miles of these pipelines, the condensate splitter and 30 million barrels of this storage capacity (including 22 million barrels used for contract storage) are wholly-owned, with the remainder owned through joint ventures.

Exhibit 99.1 hereto updates the following information contained in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on February 18, 2020 ("2019 10-K") to reflect these changes in reportable segments: (i) Item 1. Business; (ii) Item 6. Selected Financial Data; (iii) Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A"); and (iv) Item 8. Financial Statements and Supplementary Data.

The recast items of the Form 10-K described above continue to speak as of the date of the filing of our 2019 10-K report with the SEC and have not been updated for events or developments that occurred subsequent to such filing, other than the change in our segment reporting and certain other events disclosed in Note 19 - Subsequent Events within Item 8 of Exhibit 99.1. More current information about us and our business is contained in our Quarterly Report on Form 10-Q for the period ended March 31, 2020, and the information in this Current Report, including the exhibits, should be read in conjunction with such Quarterly Report and other filings we make with the SEC.

Item 9.01.     Financial Statements and Exhibits.

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.

Exhibit 99.1	Item 1—Business, Item 6—Selected Financial Data, Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations and

Item 8—Financial Statements and Supplementary Data from our 2019 10-K, updated to reflect revised operating segment information.

Exhibit 101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Exhibit 101.SCH	XBRL Taxonomy Extension Schema Document.

Exhibit 101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

Exhibit 101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

Exhibit 101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

Exhibit 101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its general partner

Date: May 4, 2020	By:	/s/ Jeff Holman
	Name:	Jeff Holman
	Title:	Senior Vice President, Chief Financial Officer and Treasurer